                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

   Filed by the registrant /X/

   Filed by a party other than the registrant / /

   Check the appropriate box:

   /X/  Preliminary proxy statement

   / /  Definitive proxy statement

   / /  Definitive additional materials

   / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           Boatmen's Bancshares, Inc.
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                           Boatmen's Bancshares, Inc.
- -------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii)/, 14a-6(i)(1), or 14a-6(j)(2).

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        (1)  Title of each class of securities to which transaction applies:

- -------------------------------------------------------------------------------

        (2)  Aggregate number of securities to which transactions applies:

- -------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*1*

- -------------------------------------------------------------------------------

       (4)  Proposed maximum aggregate value of transaction:

- -------------------------------------------------------------------------------

- -------------------
*1* Set forth the amount on which the filing fee is calculated and state how it was determined.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

- -------------------------------------------------------------------------------

       (2)  Form, schedule or registration statement no.:

- -------------------------------------------------------------------------------

       (3)  Filing party:

- -------------------------------------------------------------------------------

       (4)  Date filed:

- -------------------------------------------------------------------------------

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                          March --, 1994

TO SHAREHOLDERS OF
BOATMEN'S BANCSHARES, INC.

  Notice is hereby given that the annual meeting of shareholders of Boatmen's Bancshares, Inc. will be held at the principal executive offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, on Tuesday, April 26, 1994, at 10:00 a.m. for the purpose of considering and voting upon the following matters:

  1. The election of five Directors, each to hold office for a term of three years and until his successor shall have been duly elected and qualified.

  2. The adoption of an amendment to the Restated Articles of Incorporation of Boatmen's Bancshares, Inc. to increase the authorized shares of Common Stock from 125,000,000 to 150,000,000.

  3. Any other business which may be brought before the meeting or any adjournment thereof.

                        PHILIP N. MCCARTY
                        Secretary

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS
POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY, IF YOU WISH.

                      BOATMEN'S BANCSHARES, INC.

                            PROXY STATEMENT

                                  FOR

                    ANNUAL MEETING OF SHAREHOLDERS

                            APRIL 26, 1994

  This proxy statement is furnished in connection with the solicitation by the Board of Directors of Boatmen's Bancshares, Inc., (the "Corporation") of proxies to be voted at the annual meeting of shareholders to be held at 10:00 a.m. on April 26, 1994, at the principal executive offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101. This proxy statement and the form of proxy were first mailed to shareholders on March --, 1994. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made effective by giving written notice to the Corporation at any time prior to exercise of the proxy.

  Proxies will be solicited by mail. They also may be solicited by officers and regular employees of the Corporation, personally or by telephone or other electronic means, but such persons will not be specially compensated for their services. The Corporation has retained Corporate Investor Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies from banks, brokers, nominees and intermediaries at a base fee of $6,000, plus reasonable out-of-pocket expenses. All expenses of solicitation will be paid by the Corporation.

  As of March 8, 1994, there were ------- shares of Common Stock, $1.00 par value, (the "Common Stock") and ----- shares of 7% Cumulative Redeemable Preferred Stock, Series B, $100 Stated Value, (the "Series B Preferred") (together hereinafter "Voting Stock") outstanding. Only holders of record of such Voting Stock at the close of business on March 8, 1994, are entitled to notice of and to vote at the annual meeting. Each holder of shares of Voting Stock of record on that date is entitled to one vote for each share of Voting Stock held, except that, in the election of Directors, such shareholders have cumulative voting rights which entitle each such shareholder to the number of votes which equals the number of shares held by the shareholder multiplied by the number of Directors to be elected. All such cumulative votes may be cast for one candidate or may be distributed among two or more candidates. There is no condition precedent to the exercise of these cumulative voting rights. The affirmative vote of at least a plurality of the votes cast by the holders of Voting Stock represented in person or by proxy at the annual meeting is required to elect Directors. With respect to each matter to be acted upon at the meeting, abstentions on properly executed proxy cards will be counted for purposes of determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

  The following table sets forth, as of December 31, 1993, the name and address of each beneficial owner of more than 5% of the Corporation's Common Stock and Series B Preferred known to the Board of Directors of the Corporation, showing the amount and nature of such beneficial ownership:


                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP


                                                    VOTING POWER               INVESTMENT POWER           TOTAL
             NAME & ADDRESS OF                      ------------               ----------------        BENEFICIAL      PERCENT
              BENEFICIAL OWNER                   SOLE         SHARED         SOLE         SHARED        OWNERSHIP     OF CLASS
             -----------------                   ----         ------         ----         ------        ---------     --------

COMMON STOCK:

Boatmen's Bancshares, Inc.(1)...............     -0-        8,639,194         -0-        8,054,239      8,975,001        8.6%
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri 63101

Boatmen's Trust Company.....................  3,762,293     1,978,287       883,181      4,248,974      5,848,378        5.6
100 North Broadway
St. Louis, Missouri 63102

SERIES B PREFERRED:

Carolyn C. Glassman & Albert Irl Dubinsky...      2,018                       2,018                         2,018       17.5
TR UA DTD April 8, 1982
Carolyn Glassman Trust
1815 Locust Street
St. Louis, Missouri 63103

George W. Howard, Jr........................      1,249                       1,249                         1,249       10.8
Drawer U
Mount Vernon, Illinois 62864

Mabel B. Howard.............................      1,096                       1,096                         1,096        9.5
Drawer U
Mount Vernon, Illinois 62864

Helen Lucille Powers........................        975                         975                           975        8.4
835 North 27th Street
Mount Vernon, Illinois 62864

- -----


(1) The Corporation itself holds no shares as record owner. However, subsidiaries of the Corporation hold shares in various fiduciary capacities and, by virtue of sole or shared voting or investment power in respect of such shares, are deemed to own them beneficially. As parent of its subsidiaries, the Corporation may be deemed to share voting power or investment power, or both, as to all shares beneficially owned by those subsidiaries and is therefore deemed a beneficial owner of all such shares. It is the practice of those subsidiaries when holding shares as sole trustee or sole executor to vote said shares but, where shares are held as co-executor or co-trustee, approval is obtained from the co-fiduciary prior to voting.

SHAREHOLDER PROPOSALS

  The Corporation's Amended Bylaws require that notice of shareholder nominations for Directors and proposals of business to be transacted at the Corporation's annual meeting of shareholders must be received by the Secretary of the Corporation not less than 75 days prior to the date of the meeting in order to be considered.

  If shareholder proposals are to be considered for inclusion in the Corporation's proxy statement and form of proxy for a forthcoming annual meeting, such proposals must be submitted on a timely basis and the proposals and proponents thereof must meet the requirements established by the Securities and Exchange Commission (the "SEC") for shareholder proposals. Such proposals for the annual shareholders' meeting to be held in April 1995 must be received by the Corporation no later than November 16, 1994. Any such proposals, together with supporting statements, should be directed to the Secretary of the Corporation.


                   ITEM 1. ELECTION OF DIRECTORS AND
     INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

  The first item to be acted upon at the annual meeting of shareholders is the election of five (5) Directors to serve as members of Class I, each to hold office for a term of three (3) years and until his successor shall have been duly elected and qualified.

  The Corporation's Restated Articles of Incorporation and Amended Bylaws presently provide that the number of Directors to constitute the Board of Directors shall consist of not less than fifteen (15) nor more than twenty-seven (27) and that the total number of Directors may be fixed, within the minimum and maximum numbers, by a vote of a majority of the Directors then in office. Pursuant to these provisions, the Board of Directors will fix the number of Directors at sixteen (16) at its annual meeting. The Restated Articles of Incorporation also provide that the Board of Directors shall be divided into three (3) classes, as nearly equal as possible, with one class to be elected annually for a three (3) year term, and designate the Class I Directors for election at the 1994 annual meeting of shareholders.

  All proxies in the form enclosed which are received by the Board of Directors conferring authority to vote in the election of Directors will be voted FOR the five (5) nominees listed below equally or in such other proportions as the proxy holders, upon the direction of the Board of Directors, shall deem appropriate, except that special instructions received from any shareholder by proxy to exercise his cumulative voting rights in any way shall be followed. In the event any nominee declines or is not able to serve, it is intended that the proxies will be voted for a successor nominee designated by the Board of Directors. The Board of Directors knows of no reason to believe that any nominee will decline or be unable to serve if elected.

               INFORMATION ABOUT NOMINEES FOR DIRECTORS:

                           CLASS I DIRECTORS

 NAME AND AGE              PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
- ------------------------------------------------------------------------

B. A. BRIDGEWATER, JR.
Served as a Director
since 1983; Age: 60

Chairman of the Board, President and Chief Executive Officer, Brown Group, Inc. (footwear and specialty retailing)

Director of ENSERCH Corporation; FMC Corporation; McDonnell Douglas
Corporation

JOHN E. HAYES, JR.
Served as a Director
since 1986; Age: 56

Chairman of the Board, President and Chief Executive Officer, Western Resources, Inc. (electric and gas utility)

Director of Cellular, Inc.; Security Benefit Group

SAMUEL B. HAYES, III
Served as a Director
since 1988; Age: 57

Vice Chairman of the Board of the Corporation; Chairman of the Board, President and Chief Executive Officer, The Boatmen's National Bank of St. Louis (a subsidiary of the Corporation)

JERRY E. RITTER
Served as a Director
since 1986; Age: 59

Executive Vice President, Chief Financial and Administrative Officer, Anheuser-Busch Companies, Inc. (brewing of beer, food products and family entertainment)

WILLIAM P. STIRITZ
Served as a Director
since 1982; Age: 59

Chairman of the Board and Chief Executive Officer, Ralston Purina
Company (food products and processing; animal foods)

Director of Angelica Corporation; Ball Corporation; General American Life Insurance Company; The May Department Stores Company; S.C. Johnson & Son, Inc.

           INFORMATION ABOUT DIRECTORS CONTINUING IN OFFICE:
                          CLASS II DIRECTORS
                         (TERMS EXPIRING 1995)

NAME AND AGE                PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
- ------------------------------------------------------------------------

RICHARD L. BATTRAM
Served as a Director
since 1986; Age: 59

Vice Chairman of the Board, The May Department Stores Company
(retailer)

Director of Pet Incorporated

WILLIAM E. CORNELIUS
Served as a Director
since 1981; Age: 62

Retired Chairman of the Board and Chief Executive Officer, Union
Electric Company (electric utility)

Director of General American Life Insurance Company; GenCare Health Systems, Inc.; McDonnell Douglas Corporation

ILUS W. DAVIS
Served as a Director
since 1974; Age: 76

Chairman of the Kansas City Office, Armstrong, Teasdale, Schlafly & Davis (attorneys)

Director of Kansas City Life Insurance Company

LEE M. LIBERMAN
Served as a Director
since 1975; Age: 72

Chairman Emeritus, Laclede Gas Company

Director of Angelica Corporation; Falcon Products Co.; INTERCO
Incorporated; CPI Corp.; Insituform Mid-America, Inc.

WILLIAM E. MARITZ
Served as a Director
since 1992; Age: 65

Chairman of the Board and Chief Executive Officer, Maritz Inc.
(performance improvement, travel, communication, business meeting, training and marketing research company)

Director of Brown Group, Inc.; General American Life Insurance Company; Petrolite Corporation

                          CLASS III DIRECTORS
                         (TERMS EXPIRING 1996)

NAME AND AGE               PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
- ------------------------------------------------------------------------

ANDREW B. CRAIG, III
Served as a Director
since 1985; Age: 62

Chairman of the Board, President and Chief Executive Officer of the
Corporation

Director of Anheuser-Busch Companies, Inc.; Laclede Gas Company;
Petrolite Corporation

JOHN PETERS MACCARTHY
Served as a Director
since 1975; Age: 60

Vice Chairman of the Board of the Corporation; Chairman of the Board and Chief Executive Officer of Boatmen's Trust Company (a subsidiary of the Corporation)

Director of Union Electric Company

ANDREW E. NEWMAN
Served as a Director
since 1990; Age: 49

Chairman of the Board, Edison Brothers Stores, Inc. (retail specialty chain stores)

Director of Sigma-Aldrich Corporation; Lee Enterprises

ALBERT E. SUTER
Served as a Director
since 1990; Age: 58

Senior Vice Chairman of the Board and Chief Operating Officer, Emerson Electric Co. (manufacturer of electrical and electronic products)

DWIGHT D. SUTHERLAND
Served as a Director
since 1985; Age: 71

Partner, Sutherland Lumber Company (retailer of lumber and building materials)

Director of Datapoint Corporation; Canal Capital Corporation; Intelogic
Trace

                         (TERMS EXPIRING 1996)

NAME AND AGE               PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
- ------------------------------------------------------------------------

THEODORE C. WETTERAU
Served as a Director
since 1985; Age: 66

Retired Chairman of the Board and Chief Executive Officer, Wetterau Incorporated (a SUPERVALU Company); Retired Vice Chairman of the Board and Director, SUPERVALU Inc.

Director of Automobile Club of Missouri; General American Life
Insurance Company; GenCare Health Systems, Inc.; Maritz Inc.

  Each of the Directors has held the same position or another executive position with the same employer during the past five years, except as follows: Mr. Suter served in various executive capacities with Emerson Electric Co. from 1979 to June 1987 when he resigned as a Director and Vice Chairman to become President and Chief Operating Officer of The Firestone Tire and Rubber Company. He left Firestone in June 1988 and in September 1988 he became President and Chief Operating Officer of Whirlpool Corporation until rejoining Emerson Electric Co. in August 1989.

  The Board of Directors of the Corporation met nine times during 1993. All of the incumbent Directors attended 75% or more of the total meetings of the Board and all committees on which they served except for the following: Andrew E. Newman, Jerry E. Ritter, William P.
Stiritz, Albert E. Suter and Dwight D. Sutherland.

  The Nominating Committee is appointed by the Board of Directors annually or more often and is comprised of three or more Directors who are not officers or employees of the Corporation. The Nominating Committee met once during 1993. It is presently comprised of the following members: William P. Stiritz, Chairman, Albert E. Suter and Theodore C. Wetterau.

  The functions of the Nominating Committee are to recommend to the Board of Directors a slate of nominees for Directors to be presented for election by shareholders at each annual meeting of the Corporation and to recommend to the Board of Directors persons to fill vacancies on the Board. The Committee will consider nominees for Director submitted in writing to the attention of the Secretary of the Corporation.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of March 8, 1994, the number of shares of all equity securities of the Corporation owned beneficially by each Director (including nominees for Director), executive officers named in the Summary Compensation Table, and all Directors and executive officers as a group, including options exercisable within 60 days for the purchase of shares.

                                                                           SHARES OF COMMON STOCK
                                                                             OF THE CORPORATION
                                                                            BENEFICIALLY OWNED(1)
                                                                             AS OF MARCH 8, 1994
                                                                 ------------------------------------------       PERCENT
                               BENEFICIAL OWNERS                      SHARES(2)               OPTIONS           OF CLASS(3)
                               -----------------                      ---------               -------           -----------

              Richard L. Battram.................................      ------                     -                   -

              B. A. Bridgewater, Jr..............................      ------                     -                   -

              William E. Cornelius...............................      ------                     -                   -

              Andrew B. Craig, III...............................      ------                  ------                 -

              Ilus W. Davis(4)...................................      ------                     -                   -

              John E. Hayes, Jr..................................      ------                     -                   -

              Samuel B. Hayes, III...............................      ------                  ------                 -

              Lee M. Liberman(5).................................      ------                     -                   -

              John Peters MacCarthy(6)...........................      ------                  ------                 -

              William E. Maritz..................................      ------                     -                   -

              Andrew E. Newman...................................      ------                     -                   -

              Jerry E. Ritter....................................      ------                     -                   -

              William P. Stiritz.................................      ------                     -                   -

              Albert E. Suter....................................      ------                     -                   -

              Dwight D. Sutherland(7)............................      ------                     -                   -

              Ted C. Wetterau....................................      ------                     -                   -

              John M. Brennan(8).................................      ------                  ------                 -

              James W. Kienker...................................      ------                  ------                 -

              All Directors, Nominees and Executive Officers as a
               Group.............................................      ------                  ------               ---%

- -----

(1) Beneficial ownership of shares, as determined in accordance with applicable SEC rules, includes shares as to which a person directly or indirectly has or shares voting power or investment power or both.

(2) Fractional shares omitted.

(3) Assumes exercise of options for the purchase of ------ shares. The percentage is less than 1.0% except as otherwise noted.

(4) Includes ------ shares of which Mr. Davis' wife is sole owner and as to which Mr. Davis disclaims beneficial ownership.

(5) Includes --- shares of which Mr. Liberman's wife is sole owner and as to which Mr. Liberman disclaims beneficial ownership.

(6) Includes ----- shares held in Mr. MacCarthy's Charitable Lead Trust of which his wife is a trustee and ----- shares of which his wife is sole owner. Mr. MacCarthy disclaims beneficial ownership of these shares. Also includes 2,025 shares under trusts for which Mr. MacCarthy is trustee.

(7) Includes ----- shares under trust or agency agreements for which Mr. Sutherland is trustee.

(8) Includes ----- shares of which Mr. Brennan's wife is sole owner and as to which Mr. Brennan disclaims beneficial ownership.

EXECUTIVE COMPENSATION

  The following table sets forth on an accrual basis for the three fiscal years ended December 31, 1993, the compensation paid to the Corporation's Chief Executive Officer and the four most highly compensated Executive Officers other than the Chief Executive Officer.


                                                     SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                                   --------------------------------------------------------------
                                                                                       AWARDS         PAYOUTS
                                                                                  -------------------------------
                                                                                     SECURITIES      LONG TERM       ALL OTHER
                                                                                     UNDERLYING      INCENTIVE        COMPEN-
                                                        SALARY          BONUS         OPTIONS/        PAYOUTS         SATION
NAME AND PRINCIPAL POSITION               YEAR          ($)(1)           ($)        SARS (#)(2)         ($)           ($)(3)
- ---------------------------               ----          ------          -----       -------------     --------       ---------

Andrew B. Craig, III                      1993         $587,523        $373,750        21,400         $408,750        $10,394
 Chairman of the Board, President         1992         $560,002        $370,600        23,890         $190,000        $ 5,977
 and Chief Executive Officer of the       1991         $545,021        $200,000        31,366         $303,750        $ 9,875
 Corporation

Samuel B. Hayes, III                      1993         $449,837        $220,500        14,800         $240,000        $10,394
 Vice Chairman of the Board of            1992         $430,500        $222,600        18,410         $112,000        $ 5,764
 the Corporation; Chairman of the         1991         $410,016        $116,784        23,022         $180,000        $ 5,637
 Board, President and Chief
 Executive Officer of The
 Boatmen's National Bank of
 St. Louis

John Peters MacCarthy                     1993         $314,865        $183,750        12,400         $210,000        $18,703
 Vice Chairman of the Board of            1992         $358,750        $185,500        15,342         $ 96,000        $12,105
 the Corporation; Chairman of the         1991         $350,014        $140,000        20,144         $      0        $14,083
 Board and Chief Executive Officer
 of Boatmen's Trust Company

John M. Brennan                           1993         $259,905        $127,400         8,600         $143,100        $ 8,994
 Executive Vice President of the          1992         $249,900        $129,850        10,740         $ 72,000        $ 4,364
 Corporation                              1991         $241,759        $ 85,860        13,726         $120,000        $ 4,238

James W. Kienker                          1993         $231,409        $111,250         7,600         $112,350        $ 8,994
 Executive Vice President and             1992         $214,250        $109,180         9,030         $ 52,800        $ 4,285
 Chief Financial Officer of the           1991         $196,633        $ 74,900        10,776         $ 90,000        $ 3,933
 Corporation

- -----

(1) Includes deferred compensation.

(2) Each non-qualified option was granted with a tandem stock appreciation right ("SAR"). The option grants were adjusted effective August 31, 1993 to reflect the Corporation's 2 for 1 stock split.

(3) Includes contributions to the Corporation's 401(k) plan (1993 contributions: Mr. Craig-$8,994; Mr. Hayes-$8,994; Mr. MacCarthy-$8,994; Mr. Brennan-$8,994; and Mr. Kienker-$8,994) and stock purchase plan (1993 contributions: Mr. Craig-$1,400; Mr. Hayes-$1,400; and Mr. MacCarthy-$1,400) and interest earned on the Centerre Executive Deferred Compensation Plan exceeding 120% of applicable Federal long-term rate for Mr. MacCarthy (1993 earnings:
    $8,309).

                 OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                               ----------------------------------------------------------
                                 NUMBER OF
                                SECURITIES                                                     POTENTIAL REALIZABLE VALUE AT
                                UNDERLYING      % OF TOTAL                                     ASSUMED ANNUAL RATES OF STOCK
                                 OPTIONS/      OPTIONS/SARS                                   APPRECIATION FOR OPTION TERM(3)
                                   SARS         GRANTED TO     EXERCISE OR               ----------------------------------------
                                  GRANTED      EMPLOYEES IN     BASE PRICE   EXPIRATION      0%           5%            10%
             NAME                  #(1)         FISCAL YEAR     ($/SH)(2)       DATE         ($)         ($)            ($)
             ----               ---------      ------------    -----------   ----------      ---         ---            ---

Andrew B. Craig, III...........   21,400           3.39%          $27.00      02/18/03       $0        $363,375       $920,864

Samuel B. Hayes, III...........   14,800           2.34%          $27.00      02/18/03       $0        $251,306       $636,859

John Peters MacCarthy..........   12,400           1.96%          $27.00      02/18/03       $0        $210,554       $533,585

John M. Brennan................    8,600           1.36%          $27.00      02/18/03       $0        $146,029       $370,067

James W. Kienker...............    7,600           1.20%          $27.00      02/18/03       $0        $129,049       $327,036

- -----

(1) Each non-qualified option was granted with a SAR. The stock options and SARs, which were granted on February 18, 1993, become exercisable at the rate of one-third on each of the first three anniversary dates of the grant.

(2) Exercise or base price is equal to the closing trade price on the date of grant. The option grants and price were adjusted effective August 31, 1993 to reflect the Corporation's 2 for 1 stock split.

(3) Pre-tax gain. The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The Corporation's per share stock price would be $43.98 and $70.03 if increased 5% and 10%, respectively, compounded annually over the option term.


                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                        NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED              IN-THE-MONEY
                                         SHARES                        OPTIONS/SARS AT FY-END        OPTIONS/SARS AT FY-END(2)
                                        ACQUIRED         VALUE     --------------------------------------------------------------
                                       ON EXERCISE     REALIZED      EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                NAME                       (#)          ($)(1)            #               #              $               $
                ----                   -----------     --------      -----------    -------------   -----------    -------------

Andrew B. Craig, III.................      -0-          $ -0-          114,496         74,998        $1,463,882      $659,452

Samuel B. Hayes, III.................     6,418        $ 85,152         66,782         54,740        $  820,231      $485,724

John Peters MacCarthy................    16,768        $200,263          3,841         46,767        $   54,733      $419,044

John M. Brennan......................    31,266        $404,373          4,780         32,428        $   55,495      $289,761

James W. Kienker.....................     9,808        $136,586         27,391         26,689        $  333,215      $232,556

- -----

(1) Pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.

(2) Pre-tax gain. Value of unexercised in-the-money options based on December 31, 1993 closing trade price of $29.875.

                                        LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR

                                             PERFORMANCE OR                     ESTIMATED FUTURE PAYOUTS UNDER
                                              OTHER PERIOD                        NON-STOCK PRICE BASE PLANS
                                                  UNTIL      --------------------------------------------------------------------
                                               MATURATION         MINIMUM         THRESHOLD         TARGET           MAXIMUM
                    NAME                        OR PAYOUT            $                $                $                $
                    ----                    -----------------     -------         ---------         ------           -------

Andrew B. Craig, III........................   Three Years          $0            $115,000         $287,500         $517,500

Samuel B. Hayes, III........................   Three Years          $0            $ 70,560         $176,400         $317,520

John Peters MacCarthy.......................   Three Years          $0            $ 58,800         $147,000         $264,600

John M. Brennan.............................   Three Years          $0            $ 40,768         $101,920         $183,456

James W. Kienker............................   Three Years          $0            $ 35,600         $ 89,000         $160,200

  The Corporation's long-term incentive plan makes cash payouts pursuant to a formula based upon total shareholder return over three-year periods, beginning annually, measured against a peer group of 40 other financial institutions and adjusted upward or downward in relation to the attainment of objectives for average annual earnings per share growth rate as set by the Compensation Committee at the beginning of each three-year period.

  Potential future payouts are based on average base salary as of each January 1, for the three year performance period, 1993-1995, but assume no increase in base salary during the performance period. The payouts, if any, will be made in 1996.

RETIREMENT BENEFITS

  Executive Officers of the Corporation participate in the Boatmen's Bancshares, Inc. Retirement Plan for Employees (the "Retirement Plan") and the Boatmen's Supplemental Retirement Plan (the "BSRP"). The purpose of the BSRP is to supplement the benefits payable under the Retirement Plan to the extent they are reduced on account of the limitations imposed by the Internal Revenue Code (maximum compensation and maximum benefit) and also to include bonuses which are excluded from earnings used to calculate benefits under the Retirement Plan.


                                                         PENSION PLAN TABLE


                                                                              YEARS OF SERVICE
                                            -------------------------------------------------------------------------------------
                REMUNERATION                       15               20               25               30               35
                ------------                       --               --               --               --               --


  $  200,000................................    $ 45,000         $ 60,000         $ 75,000         $ 90,000         $105,000

     400,000................................      90,000          120,000          150,000          180,000          210,000

     600,000................................     135,000          180,000          225,000          270,000          315,000

     800,000................................     180,000          240,000          300,000          360,000          420,000

   1,000,000................................     225,000          300,000          375,000          450,000          525,000

   1,200,000................................     270,000          360,000          450,000          540,000          630,000

   1,400,000................................     315,000          420,000          525,000          630,000          735,000

   1,600,000................................     360,000          480,000          600,000          710,000          840,000

   1,800,000................................     405,000          540,000          675,000          800,000          945,000

  Remuneration in the Pension Plan table includes annual base salary, annual bonus and long-term incentive payouts as reported in the Summary Compensation Table. As of December 31, 1993, years of credited service for purposes of computing retirement benefits under the Retirement Plan and the BSRP for the named executives are as follows: Andrew B. Craig, III-31, Samuel B. Hayes, III-17, John Peters MacCarthy-23, John M. Brennan-23, and James W. Kienker-13.

  Retirement benefits under the retirement plans are based upon final average earnings and years of credited service up to a maximum of 35 years. Generally, final average earnings are the average of an employee's highest five consecutive years' earnings out of the final ten years of employment.

The annual retirement benefits are 1.5% of final average earnings multiplied by years of credited service and are not subject to any offset amounts.

  Mr. MacCarthy is entitled to receive retirement benefits under the Centerre Executive Retirement Program (the "CERP") earned through 1988 to the extent those benefits would exceed any benefits under the Retirement Plan and BSRP, taking service with Centerre into account. The CERP was intended to provide pension benefits, when added to other Centerre pension benefits and social security benefits, equaling 50% of the highest three year average of salary and bonuses for a thirty-year executive. However, benefits due Mr. MacCarthy under the CERP will reduce his benefits under the BSRP.

  Benefits under the BSRP and CERP are paid from the general assets of the Corporation.

EMPLOYMENT CONTRACTS AND TERMINATIONS, SEVERANCE AND CHANGE-OF-CONTROL ARRANGEMENTS

  The Corporation has an Amended Employment Agreement with each of Messrs. Craig and Hayes which provides, among other things, that, if his employment is terminated by the Corporation prior to its termination date (March 31, 1996 in the case of Mr. Craig and December 31, 1996 in the case of Mr. Hayes), he shall be paid his then current base compensation until such termination date and shall receive his retirement benefits but, if his employment is terminated prior to his sixty-fifth birthday and either during the six months before or three years (if terminated by the Corporation) or one year (if terminated by him) after a "change in control" after 1988, he shall receive his then current base compensation for a period of three years from the date of such termination (but not past his sixty-fifth birthday). Mr. MacCarthy has an agreement with the Corporation which provides for his being paid, in the event of termination of his employment prior to his 63rd birthday, a lump sum equal to his then annual base salary. In addition, his agreement provides that he will not engage in any trust or commercial banking business in the States of Missouri or Illinois for two years after the termination of the Agreement.

DIRECTOR COMPENSATION

  Directors whose principal occupations are with the Corporation or any of its subsidiaries receive no Director's fee. All other Directors receive quarterly retainer payments of $5,000 each, plus $1,000 for each Board meeting attended and $850 for each committee meeting attended.

COMPENSATION COMMITTEE

  The Compensation Committee is appointed annually or more often by the Corporation's Board of Directors. Only Directors who are not officers or employees of the Corporation can serve on the Compensation Committee. The Compensation Committee met five times during 1992. The functions of the Compensation Committee are to review the competency and effectiveness of management of the Corporation and its subsidiaries, to review the soundness and adequacy of compensation programs, to approve compensation for senior officers of the Corporation, to review the adequacy of compensation of senior management of the Corporation's subsidiaries and to formulate policy on, and administer, the Corporation's special compensation programs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following persons served on the Corporation's Compensation
Committee during 1993: Lee M. Liberman, Chairman, B. A. Bridgewater, Jr., Ilus W. Davis, John E. Hayes, Jr., William E. Maritz, and Albert
E. Suter.

  During 1993, Mr. Craig served on the Executive Salaries Committee and Stock Option Plans Committee of the Board of Directors of Anheuser-Busch Companies, Inc. while Mr. Ritter served on the Corporation's Board of Directors. Mr. MacCarthy served on the Human Resources Committee of Union Electric Company while Mr. Cornelius served on the Corporation's Board of Directors. A group of investors including Mr. Maritz and one of his sons has agreed, subject to mutual contingencies which have not yet been met, to purchase from a subsidiary of the Corporation, at a purchase price of not more than $50,000,000 and not less than $40,000,000, certain real estate acquired by that subsidiary upon default on a loan made by one of the Corporation's subsidiary banks.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 Policies, Goals and Responsibilities

  The Compensation Committee (the "Committee") is committed to linking compensation decisions to corporate and individual performance. In formulating the executive compensation program, the Committee's goals are to provide appropriate incentives to management and align the economic interests of management and its shareholders. The major policies of this program include the following:

  -Establishing total compensation targets at market (i.e., median) levels in comparison to a peer group of companies,

  -Evaluating short-term versus long-term goals and performance of the Corporation,

  -Assessing achievement of corporate and individual performance objectives prior to disbursing incentive rewards, and

  -Providing an ownership perspective for management through the use of the Corporation's Common Stock as a compensation vehicle.

  The Corporation's compensation structure reflects this underlying philosophy and helps meet broader corporate goals to: 1) attract and retain the best management talent, 2) sustain levels of superior financial performance, and 3) encourage and reward superior management performance that enhances shareholder value.

  The Committee's responsibilities to the Corporation include not only the design of this program but also review of its fairness and competitiveness at least annually. In performing this duty, the Committee consulted with a national, independent consulting firm that provided competitive data and analysis of the Corporation's executive compensation program. This information was used as a basis in determining executive compensation arrangements.

  The companies chosen for the two comparator groups used for compensation purposes are not the same companies that comprise the published industry index used in the common stock performance graph that follows this report. For compensation comparison purposes, the Committee has selected a group of approximately 15 regional banking institutions that are similar to the Corporation in asset size and line of business. The comparator group members' asset sizes ranged from $23.5 billion to $40.0 billion with median assets of $28.9 billion. This compares to the Corporation's 1993 year-end assets of $26.7 billion.

  The Committee believes that the Corporation's most direct competitors for executive talent are not all of the companies that should be included in a peer group established for comparing shareholder returns. As discussed further in this report, annual cash incentive awards and long-term cash incentive awards are adjusted based on the Corporation's performance ranking compared with that of a group of approximately 40 banking institutions. This second comparator group consists of the country's 50 largest banking organizations, minus money center institutions, plus three other midwestern regional banking organizations, all of whose financial performances are monitored and continually compared to the Corporation's performance.

  The executive compensation program consists of four components: 1) base salary, 2) annual cash incentive awards, 3) long-term cash incentive awards, and 4) stock options. The Committee has established the objective of targeting executives' total compensation at the median of the peer group of 15 regional banking institutions described above. This compensation objective for executives has been established recognizing that the provisions of the Internal Revenue Code may effect the Corporation's ability to deduct all such compensation. The following discussion summarizes each component of the executive compensation program and the systematic review process used by the Committee in administering the program.

 Base Salary

  The base salary of each executive officer, including those named in the Summary Compensation Table, is reviewed annually. In deciding the appropriate salary, the Committee considers internal equity issues, median external pay practices of the appropriate comparator group, individual performance, special assignments or responsibilities, level of responsibility, time in position, prior experience and knowledge. The Committee uses broad discretion when setting base salary levels and considers all of the above criteria. It does not assign a specific weight to any of these factors. Mr. Craig's current base salary was established based on these principles.

 Annual Cash Incentive Awards

  The Corporation's 1992 Annual Incentive Bonus Plan (the "Annual Plan") is discretionary and non-contractual. Under current practice, annual cash awards are made to middle management and senior executives to recognize and reward individual and corporate performance. Participants are selected on the basis of their positions in the Corporation and the extent to which those positions can impact the Corporation's financial performance.

  The Committee establishes a performance/payout schedule each year to fix target bonuses (as a percentage of salary) for each salary grade, depending upon the percentage of the Corporation's budgeted income achieved during the year. In making the ultimate comparison of actual income to the original budgeted amount, the Committee may exercise its discretion to adjust income to take unusual factors into account. It may also pay an award even if the minimum performance/payout threshold is not met; no such exceptions have been made during the last three fiscal years.

  The award is then subject to adjustment by a return on equity factor set by the Committee each year. This adjustment is based on the Corporation's performance compared to the peer group of 40 financial institutions described above. Finally, the individual awards thus determined may be decreased or eliminated, but not increased, based on an evaluation of the participant's performance.

  During 1993, the Corporation exceeded its budgeted income by 10%, resulting in target bonuses ranging between 19% and 65% of base salary, before taking individual performance factors into account. Since the Corporation's return on equity of 15.99% placed it in the third quintile of the peer group, that factor did not affect the annual cash incentive award. As a result of such individual adjustments for 1993, participants received approximately 96% of the awards determined under the performance/payout schedule (after return on equity adjustment).

  The Committee awarded Mr. Craig a 1993 annual incentive cash award of $373,750, or 65% of his base salary. The maximum award level established for Mr. Craig in 1993 was 75% of base salary (before return-on-equity adjustment).

 Long-Term Cash Incentive Awards

  The Amended 1982 Long-Term Incentive Plan (the "Long Term Plan") is a cash award program for senior management. The Committee believes that the Long Term Plan is an important component of the total compensation program of top executives for several equally important reasons. Cash payments provide an incentive beyond those offered by stock options. The criteria and relative measurement systems employed ensure that "real" performance is attained before awards are made. Furthermore, the longer-term time horizon of the Long Term Plan balances the short-term goals inherent in the Annual Plan.

  The Long Term Plan payouts made for 1993 were based upon the Corporation's earnings growth rate measured over a four-year performance period. These payouts are prescribed by a formula set by the Committee at its sole discretion at the beginning of each performance period. Any payment made is subject to a minimum earnings growth threshold. Mr. Craig's award for 1993 of $408,750, or 150% of his target percentage of 50% of base salary, was based on the Corporation's achievement of a four-year compound earnings growth rate of 17.9%.

  Effective January 1, 1992, the Long Term Plan was amended in order, among other things, to link awards, which are contractual, primarily to the performance of the Corporation's Common Stock. Under the amended plan, participants are rewarded for total shareholder return over a three-year performance period, beginning annually, as measured against the above-referenced peer group of 40 banking institutions. Payouts are adjusted upward or downward but not to exceed 20% in either direction based on the attainment of average annual earnings per share growth rate objectives set by the Committee at the beginning of each performance period. The first payments under the amended plan, if any, will be made for the 1992-1994 performance period.

 Stock Option Awards

  Middle and senior management executives are eligible to participate in the Corporation's two stock option plans: a qualified plan and a non-qualified plan. Stock options provide executives the opportunity to acquire an equity interest in the Corporation and to share in the appreciation of the stock's value, thereby aligning their interests with those of the shareholders. The stock option plans and any benefits under them are directly tied to how well management creates increased value for shareholders. Stock option grants in 1993 were based on a fixed percentage of base salary. These percentage levels varied according to scope of responsibility and reflected the competitive practice of the Corporation's peer group of 15 financial institutions.

  In determining option grants to the current executive group, the Committee does not take into account the amount and value of options currently held, and the Corporation does not have a target ownership level for equity holdings by its executives. In accordance with the fixed percentage of base salary described above, the Committee awarded Mr. Craig an option to acquire 10,700 shares of Common Stock under the non-qualified plan in 1993.

 Summary

  The Corporation's executive compensation program is based on the premise that a balance is required between the needs of the Corporation in operating its business in an effective and profitable manner and the competitiveness of rewards in competing for management talent in the marketplace. The program is reviewed at least annually by the Committee to ensure consistency with the compensation philosophy of the Corporation and that the stated objectives continue to be met.

Members of the Compensation Committee:

    Lee M. Liberman, Chairman             John E. Hayes, Jr.
    B. A. Bridgewater, Jr.                William E. Maritz
    Ilus W. Davis                         Albert E. Suter


           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
           BOATMEN'S BANCSHARES, INC., S&P 500 STOCK INDEX,
                  AND S&P MAJOR REGIONAL BANKS INDEX

                                               1988             1989            1990          1991        1992       1993
                                               ----             ----            ----          ----        ----       ----
Boatmen's Bancshares, Inc.                    $100              $109            $116          $179        $225       $250

S & P 500 Index                               $100              $132            $127          $156        $179       $197

S & P 500 Major Regional Bank Index           $100              $122            $ 87          $156        $199       $210


Assumes $100 invested on December 31, 1988 in the Corporation's Common Stock, the S&P 500 Index, and the S&P Major Regional Banks Index.

*Total return assumes reinvestment of dividends.


CERTAIN TRANSACTIONS

  Subsidiaries of the Corporation have had, and in the future expect to have, banking and fiduciary transactions with Directors and Executive Officers of the Corporation and some of their associates. Except as discussed below, all such transactions have been in the ordinary course of business and on substantially the same terms (including interest rates on loans, collateral, and collectibility considerations) as those prevailing at the time for comparable transactions with others. The wife of Ike Kalangis (a Director of the Corporation whose term expires at the annual meeting), a shareholder in the law firm of Poole, Kelley & Ramo, a Professional Corporation, together with all other shareholders, guaranteed three loans made to the firm by a subsidiary of the Corporation, Sunwest Bank of Albuquerque, N.A. On October 29, 1993, the borrower defaulted on the loans which totalled $261,100. Subsequently, all loans were paid in full with interest; accordingly, the Corporation suffered no economic loss.

  See also discussion regarding Mr. Maritz under the caption
"Compensation Committee Interlocks and Insider Participation" which appears on page 13 of this proxy statement.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires Directors and Executive Officers of the Corporation to file with the SEC initial reports of ownership and reports of changes in ownership of securities of the Corporation. Directors and Executive Officers are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

  To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1993, all Section 16(a) filing requirements applicable to Directors and Executive Officers were complied with, except that Mr. MacCarthy filed three late reports, each involving a family gift transaction.

      ITEM 2. ADOPTION OF AMENDMENT TO COMMON STOCK PROVISIONS OF
         ARTICLE III OF THE RESTATED ARTICLES OF INCORPORATION

  The second item to be acted upon at the meeting is a proposal to amend Article III of the Corporation's Restated Articles of Incorporation to increase the aggregate number of authorized shares of Common Stock from 125,000,000 shares to 150,000,000 shares. At the present time, the authorized capital stock of the Corporation consists of 125,000,000 shares of Common Stock, $1.00 par value, of which
- -------- shares were issued and outstanding on March 8, 1994, and 10,300,000 shares of Preferred Stock, no par value, of which --- shares of Series B Preferred were issued and outstanding on March 8, 1993.

  If the proposed amendment is approved by the shareholders, 150,000,000 shares of Common Stock, $1.00 par value, will be authorized for issuance and the additional authorized Common Stock may be issued by the Corporation without any further action by the shareholders.

  The purpose of the proposed amendment is to provide additional authorized shares of Common Stock for possible use in connection with future financings, investment opportunities, acquisitions, employee benefit or dividend reinvestment plan distributions, other distributions, such as stock dividends or stock splits, or for other corporate purposes. Shareholders do not have preemptive rights and will not have a right of first refusal to purchase any of the additional authorized shares of Common Stock. The Corporation has no plans or commitments at this time for the issuance of the additional authorized Common Stock but wants to put itself in a position to do so when needs arise and market conditions warrant.

VOTE REQUIRED

  The affirmative vote of a majority of all the Corporation's issued and outstanding shares of Common Stock, voting separately as a class, and the affirmative vote of a majority of all the Corporation's issued and outstanding shares of Voting Stock is required to approve the proposed amendment. Dissenting votes give rise to no rights on the part of dissenters.

BOARD RECOMMENDATION

  The Board of Directors believes this action will be in the best interests of the shareholders and, accordingly, recommends a vote FOR this proposal, which is ITEM 2 on the Proxy Card.

INDEPENDENT AUDITORS AND AUDIT COMMITTEE

  Ernst & Young were the auditors for the Corporation for the year ended December 31, 1993, and the Corporation has selected them as auditors for the year ending December 31, 1994. Representatives of that firm will be present at the annual meeting to respond to appropriate questions that may be raised, and they will have an opportunity to make a statement, if they so desire.

  The Audit Committee is appointed by the Board of Directors annually or more often and is comprised of three or more Directors who are not officers or employees of the Corporation. The Audit Committee met four times in 1993. It is presently comprised of the following members:
William E. Cornelius, Chairman, Richard L. Battram, Lee M. Liberman, Jerry E. Ritter and Theodore C. Wetterau.

  The functions of the Audit Committee are to nominate the independent auditors of the Corporation for appointment by the Board of Directors; arrange for and review the Corporation's annual audit; approve professional services performed by the independent auditors and determine that such services do not impair the independence of the auditors; ratify all accountants' fees rendered during the year; review the scope and results of internal audit controls and procedures; and provide for independent review of the adequacy of the Corporation's system of internal controls.

                             OTHER MATTERS

  The Board of Directors is not aware of any other matters which will be presented for consideration at the meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the meeting.

March --, 1994.

                        PHILIP N. MCCARTY
                        Secretary

                               Notice of

                            ANNUAL MEETING

                                  and

                            PROXY STATEMENT


                    Annual Meeting of Shareholders

                            APRIL 26, 1994

                                                          March --, 1994

Dear Shareholder:

  The annual meeting of Stockholders of Boatmen's Bancshares, Inc. will be held at the principal executive offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri at 10:00 a.m. on Tuesday, April 26, 1994. At the meeting Stockholders will elect five directors and act upon a proposal to amend the Corporation's Restated Articles of Incorporation to increase the authorized shares of Common Stock.

  It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

                       (Detach Proxy Form Here)
- ------------------------------------------------------------------------
THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE
MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION
OF MANAGEMENT.

                                    Dated ......................., 1994

                                    ...................................

                                    ...................................
                                    Please sign name or names as
                                    appearing on this proxy. If signing
                                    as a representative, please include
                                    capacity.

                       (Detach Proxy Form Here)
- ------------------------------------------------------------------------
COMMON SHAREHOLDERS

P R O X Y
                      BOATMEN'S BANCSHARES, INC.

                     ANNUAL MEETING APRIL 26, 1994

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

  The undersigned shareholder of Boatmen's Bancshares, Inc., a Missouri corporation, appoints CHARLES C. ALLEN, JR. and PHILIP N. McCARTY, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at the principal executive offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, on April 26, 1994, at 10:00 a.m. and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1. Election of Directors:

   / / FOR all nominees listed below     / / WITHHOLD AUTHORITY to vote for
       (except as marked to the              all nominees listed below.
        contrary below)

B. A. Bridgewater, Jr., John E. Hayes, Jr., Samuel B. Hayes, III, Jerry
                   E. Ritter, and William P. Stiritz

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.

- ------------------------------------------------------------------------

2. Adoption of Amendment to Article III of the Restated Articles of Incorporation to increase the authorized shares of Common Stock:
                  / / FOR     / / AGAINST      / / ABSTAIN

3. On any other matter that may be submitted to a vote of shareholders.

 (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

                                                          March --, 1994

Dear Shareholder:

  The annual meeting of Stockholders of Boatmen's Bancshares, Inc. will be held at the principal executive offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri at 10:00 a.m. on Tuesday, April 26, 1994. At the meeting Stockholders will elect five directors and act upon a proposal to amend the Corporation's Restated Articles of Incorporation to increase the authorized shares of Common Stock.

  It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

                       (Detach Proxy Form Here)
- ------------------------------------------------------------------------
THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE
MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION
OF MANAGEMENT.

                                    Dated ......................., 1994

                                    ...................................

                                    ...................................
                                    Please sign name or names as
                                    appearing on this proxy. If signing
                                    as a representative, please include
                                    capacity.

                       (Detach Proxy Form Here)
- ------------------------------------------------------------------------
PREFERRED SHAREHOLDERS

P R O X Y
                      BOATMEN'S BANCSHARES, INC.

                     ANNUAL MEETING APRIL 26, 1994

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

  The undersigned shareholder of Boatmen's Bancshares, Inc., a Missouri corporation, appoints CHARLES C. ALLEN, JR. and PHILIP N. McCARTY, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at the principal executive offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, on April 26, 1994, at 10:00 a.m. and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1. Election of Directors:

   / / FOR all nominees listed below       / / WITHHOLD AUTHORITY to vote for
       (except as marked to the                all nominees listed below.
        contrary below)

B. A. Bridgewater, Jr., John E. Hayes, Jr., Samuel B. Hayes, III, Jerry
                   E. Ritter, and William P. Stiritz

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.

- ------------------------------------------------------------------------

2. Adoption of Amendment to Article III of the Restated Articles of Incorporation to increase the authorized shares of Common Stock:
                  / / FOR     / / AGAINST      / / ABSTAIN

3. On any other matter that may be submitted to a vote of shareholders.

 (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

                                 APPENDIX

     Page 17 of the printed proxy contains a Performance Graph which is replaced by a table in the Edgar version which depicts the same information.